UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
April 13, 2020

TEGNA Issues Fact Sheet to Set the Record Straight

Details Strong Performance, Experienced Board, and Focus on Shareholder Value

Corrects Standard General’s Many Errors and False and Misleading Statements

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today issued a fact sheet to correct the numerous factual errors and false and misleading statements made by Standard General to further its ill-considered proxy fight led by Soohyung Kim, who is seeking TEGNA Board seats for himself and three other hand-picked nominees.

Howard D. Elias, Chairman of the Board, commented, “At a time when steady, experienced leadership is needed more than ever, Standard General is seeking to destabilize TEGNA’s Board of Directors and is misleading TEGNA shareholders with a campaign of disinformation and disregard for the truth. The numerous errors, false statements and mischaracterizations demonstrate that Mr. Kim either does not understand our business or is intentionally trying to mislead our shareholders to get their votes. Based on the facts, as well as the strong track record of our Board and management team, the choice is clear – and we thank our shareholders for their support.”

As shareholders cast their votes ahead of the Annual Meeting on April 30, 2020, TEGNA believes it is imperative to set the record straight. Key facts and falsehoods are excerpted below and the full fact sheet is available at TEGNAvalue.com.

Fact: TEGNA has substantially outperformed its peers since becoming a pure-play broadcasting company.
•
Standard General tries to distract from this stock price outperformance with misleading “analysis” that is based on performance before TEGNA became a pure-play company, omits “peers” included in TEGNA’s 10-K and proxy statement, and excludes TEGNA’s recent pre-COVID stock price performance. Standard General ignores TEGNA’s continued strong financial performance and instead wrongly attributes stock price outperformance to its public campaign and M&A speculation.

Fact: TEGNA has top-of-market Big-Four retransmission rates.
•
Standard General’s “analysis” is fundamentally flawed and uses an inappropriate and misleading comparison between Big-Four and non-Big-Four affiliates. It is also based on outdated Wall Street research from 2019 and includes smaller networks irrelevant to TEGNA’s portfolio that is primarily large market Big-Four stations.

Fact: TEGNA’s EBITDA margin is above the peer median.
•	Standard General misrepresents TEGNA’s EBITDA margins while also inappropriately limiting and cherry-picking TEGNA’s peer set.

Fact: TEGNA has leading station productivity.
•
Standard General cites an irrelevant metric of TEGNA’s employees per station. What is relevant is that TEGNA has the highest EBITDA per employee – more than $137,000 – in comparison to peers Nexstar and Gray, both less than $115,000.

Fact: TEGNA is open to transactions and all paths to create shareholder value.
•
Standard General’s assertion that TEGNA is not open to transactions and that the Board failed to engage with suitors mischaracterizes and contradicts the facts explained in TEGNA’s public disclosures, SEC filings, and in numerous press accounts.

Fact: TEGNA has a strong track record of disciplined, value-accretive M&A.
•
Standard General baselessly attacks TEGNA’s track record of value-creating M&A based on many false claims, including unjustified criticism of TEGNA’s methodology for determining purchase price multiples.

Fact: TEGNA’s recent refinancing transactions were designed to generate interest savings and have the same call provisions included in previous debt issuances.
•
Standard General is simply wrong in saying these bonds have “onerous ‘no call’ features” and anti-takeover motivations. TEGNA undertook these refinancing transactions in the ordinary course to refinance existing debt at attractive rates.

Fact: Mr. Kim falsely claims credit for engineering Media General’s sale to Nexstar, a transaction he opposed while pushing as a Board member for an acquisition of Meredith Corporation.
•
As lead independent director of Media General, Mr. Kim played a central role in conceiving of, negotiating and pushing a divided board to acquire Meredith Corporation while rejecting multiple attractive offers from Nexstar to acquire Media General. Only after public opposition from significant shareholders, including Oppenheimer and Starboard Value, did the Media General board “sideline” Mr. Kim and enter into the Nexstar deal.

Fact: Mr. Kim has demonstrated an ego-driven focus on personal representation and does not share the Board’s focus on the interests of all shareholders.
•
Mr. Kim has summarily rejected any settlement that does not include a Board seat for himself. His campaign to replace TEGNA’s Independent Chairman and the Chairs of three Board committees during a global crisis should trouble investors.

Fact: Throughout this ill-considered proxy fight, Standard General has demonstrated a questionable disclosure and compliance record.
•
Standard General continues to obfuscate the facts about its beneficial ownership of TEGNA shares and potential Section 16 short-swing trading liability and Section 13D violations. Mr. Kim has also hidden from shareholders that while his nominee Deb McDermott is shown as the 100% equity owner of Standard Media, Standard General has an option to acquire 99% of Standard Media (along with an option on assets of Standard Media and equity owned by Deb McDermott).

TEGNA urges shareholders to vote FOR all of the TEGNA nominees using the GOLD proxy card today.

YOUR VOTE IS IMPORTANT, NO MATTER HOW
MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares or need additional copies of the proxy materials, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:
1(877) 687-1865 (toll-free from the U.S. and Canada), or
+1(412) 232-3651 (from other countries)

IMPORTANT NOTE: Please simply discard any White proxy cards sent to you by Standard General. If you have already voted using a White proxy card, you can change your vote by using the enclosed GOLD proxy card to vote by telephone, Internet or by mail. Only your latest-dated vote will count.

Forward Looking Statements
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including the statements regarding the receipt and consideration by the Board of Directors of TEGNA (the “Board”) of certain unsolicited acquisition proposals or the actions of third parties with respect thereto. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto, TEGNA’s ability to execute on its standalone plan and potential developments involving one or more of the unsolicited acquisition proposals. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information
TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.

About TEGNA
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

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For media inquiries, contact:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

George Sard/Stephanie Pillersdorf/Andy Duberstein
Sard Verbinnen & Co.
TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:
Douglas Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com